Exhibit 99.1

Sirona Reports Fiscal 2009 Second Quarter and Year-to-Date Results

•	Second quarter revenues of $164.8 million declined 13.0% year over year, or 4.5% on a constant currency basis.

•	Operating income, excluding amortization expense, totaled $31.3 million, compared to $39.0 million in the prior year period.

•	Sirona reaffirms Fiscal Year 2009 guidance.

Long Island City, New York, May 5, 2009 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today reported its financial results for the quarter and six months ended March 31, 2009.

Second Quarter Fiscal 2009 vs. Second Quarter Fiscal 2008 Financial Results

Revenue was $164.8 million, a decrease of $24.7 million or 13.0% (down 4.5% constant currency), with growth rates for the Company’s business segments as follows: CAD/CAM declined 5.8% (flat constant currency), Treatment Centers declined 16.0% (down 4.2% constant currency), Instruments declined 16.2% (down 4.3% constant currency), and Imaging Systems declined 17.9% (down 10.5% constant currency). Revenue in the United States decreased by 1.1%. Outside the United States, revenue decreased 18.0% (down 6.1% constant currency), with mixed results among the various countries. Positive revenue growth in Germany, Japan and Australia, was more than offset by declines, particularly in European countries.

Gross profit declined by $6.1 million to $80.3 million, down 7.0%. Gross profit margins expanded 3.1%, mainly due to lower deal related amortization and product mix.

Second quarter 2009 operating income excluding amortization expense was $31.3 million (operating income of $13.7 million plus amortization expense of $17.6 million), compared to $39.0 million (operating income of $16.2 million plus amortization expense of $22.8 million) in the prior year. Second quarter 2009 results included a $2.8 million restructuring expense.

Net income for the second quarter of 2009 was $0.6 million, or $0.01 per diluted share, compared to $10.9 million, or $0.20 per diluted share, for the second quarter of 2008. Second quarter 2009 earnings per share included $0.23 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a loss of $0.05 related to the revaluation of the Patterson exclusivity fee, a loss of $0.03 resulting from the revaluation of short-term intra-group loans, and a $0.04 restructuring charge. For the second quarter of 2008, earnings per share included $0.28 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.085 related to the revaluation of the Patterson exclusivity fee and a $0.056 gain resulting from the revaluation of short-term intragroup loans.

At March 31, 2009, the Company had cash and cash equivalents of $157.5 million and total debt of $520.0 million, resulting in net debt of $362.5 million. This compares to net debt of $403.8 million at September 30, 2008. The decrease in net debt was the result of positive cash flow from operations and a stronger US dollar relative to the Euro as the majority of Sirona’s debt is Euro denominated.

Chairman, President and CEO Jost Fischer commented, “As expected, our second quarter financial results declined year over year, due to the difficult economic environment, the challenging comparison caused by the MC XL milling unit upgrade program in the prior year quarter, and the timing of the biannual International Dental Show in Cologne. The IDS was a success for Sirona and we are pleased with the level of orders and leads generated at the show. Continuing our long standing tradition as the leading innovator of dental technology, we introduced a significant number of new products that showcased Sirona’s ongoing commitment to research and development.”

Fischer continued: “Our performance at the IDS, the success of our CEREC AC digital impression system, the upcoming AC trade-up program, and sales of our TENEO treatment center resulted in a solid start to our third quarter. We are encouraged by this positive business momentum and the market acceptance of our new product launches.”

Fiscal 2009 Guidance

The Company reaffirmed its fiscal 2009 guidance and expects both revenues on a constant currency basis, and operating income excluding amortization to be flat as compared to fiscal 2008.

First Half Fiscal 2009 vs. First Half Fiscal 2008 Financial Results

Revenue was $344.5 million, a decrease of $45.1 million or 11.6% (down 4.4% constant currency) with growth rates for the Company’s business segments as follows: CAD/CAM Systems declined 9.5% (down 4.1% constant currency), Imaging Systems declined 10.8% (down 5.0% constant currency), Treatment Centers declined 14.0% (down 3.9% constant currency), and Instruments declined 15.2% (down 5.4% constant currency). Revenue in the United States decreased 3.6%. Outside the United States, revenue decreased 15.1% (down 4.8% constant currency) as positive revenue growth in non-U.S., non-European markets, driven by Sirona’s expanded presence in Japan and Australia, was more than off-set by declines in Europe.

Gross profit declined by $13.4 million to $167.3 million, down 7.4%. Gross profit margins expanded 2.2%, mainly due to a lower level of deal related amortization and product mix.

First half 2009 operating income excluding amortization expense was $70.7 million (operating income of $35.5 million plus amortization expense of $35.2 million), compared to $88.5 million (operating income of $43.4 million plus amortization expense of $45.1 million) in the prior year. First half 2009 results included a $2.8 million restructuring expense.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on May 5, 2009. The teleconference can be accessed by calling +1 866 700 7441 (domestic) or +1 617 213 8839 (international) using passcode # 19032791. The webcast will be available via the Internet at www.sirona.com. A replay of the conference call will be available through May 12, 2009 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 50069319. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2009	2008	2009	2008
	$'000s (except per share amounts)		$'000s (except per share amounts)
Revenue	$164,822	$189,461	$344,543	$389,567
Cost of sales	84,507	103,086	177,227	208,823

Gross profit	80,315	86,375	167,316	180,744

Selling, general and administrative expense	56,048	60,590	113,470	116,476
Research and development	10,043	11,967	21,101	25,675
Provision for doubtful accounts and notes receivable	221	140	446	197

Net other operating loss/(income) and restructuring costs	270	(2,500)	(3,191)	(5,000)

Operating income	13,733	16,178	35,490	43,396

Foreign currency transactions loss/(gain), net	7,077	(9,039)	10,669	(14,925)
(Gain)/loss on derivative instruments	(240)	2,995	4,727	5,213
Interest expense, net	5,593	6,655	11,657	13,401
Other expense	—	305	—	305

Income before taxes and minority interest	1,303	15,262	8,437	39,402
Income tax provision	364	4,579	2,362	11,821
Minority interest	344	(246)	(79)	(333)

Net income	$595	$10,929	$6,154	$27,914

Income per share
- Basic	$0.01	$0.20	$0.11	$0.51

- Diluted	$0.01	$0.20	$0.11	$0.50

Weighted average shares - basic	54,818,604	54,786,224	54,856,537	54,784,801

Weighted average shares - diluted	55,044,094	55,189,583	55,103,133	55,357,044

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	September 30, 2008
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$157,504	$149,663
Restricted cash	888	934
Accounts receivable, net of allowance for doubtful accounts of $2,055 and $1,741, respectively	97,143	80,319
Inventories, net	74,245	77,733
Deferred tax assets	15,035	12,199
Prepaid expenses and other current assets	16,523	21,407
Income tax receivable	9,681	12,505

Total current assets	371,019	354,760

Property, plant and equipment, net of accumulated depreciation and amortization of $55,656 and $47,992, respectively	93,634	100,134
Goodwill	643,738	683,075
Investments	1,647	1,584
Intangible assets, net of accumulated amortization of $267,633 and $246,539, respectively	451,182	514,601
Other non-current assets	3,019	3,661
Deferred tax assets	870	1,190

Total assets	$1,565,109	$1,659,005

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$33,454	$39,803
Short-term debt and current portion of long-term debt	81,002	9,093
Income taxes payable	6,110	4,544
Deferred tax liabilities	244	1,650
Accrued liabilities and deferred income	84,839	85,309

Total current liabilities	205,649	140,399

Long-term debt	439,042	544,350
Deferred tax liabilities	155,175	174,420
Other non-current liabilities	8,024	11,489
Deferred income	75,000	80,000

Total liabilities	927,015	998,036

Minority Interest	505	626

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized; 54,883,988 shares issued and 54,856,265 and 54,865,995 shares outstanding)	549	549
Additional paid-in capital	628,694	620,732
Treasury stock (27,723 at cost)	(284)	—
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	44,656	38,502
Accumulated other comprehensive income	13,077	49,663

Total shareholders’ equity	637,589	660,343

Total liabilities, minority interest and shareholders’ equity	$1,565,109	$1,659,005

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended March 31,
	2009	2008
	$'000s
Cash flows from operating activities
Net income	$6,154	$27,914

Adjustments to reconcile net income to net cash used in operating activities
Minority interest	(76)	(329)
Depreciation and amortization	44,572	53,036
Loss on disposal of property, plant and equipment	80	46
Loss on derivative instruments	4,727	5,213
Loss/(gain) on foreign currency transactions	10,669	(14,925)
Deferred income taxes	(14,010)	(9,901)
Amortization of debt issuance cost	597	641
Compensation expense from stock options	7,794	7,498

Changes in assets and liabilities
Accounts receivable	(24,724)	(5,356)
Inventories	(1,776)	(3,156)
Prepaid expenses and other current assets	(11,837)	(2,761)
Restricted cash	(16)	55
Other non-current assets	(664)	626
Trade accounts payable	(3,177)	(15,242)
Accrued interest on long-term debt	(4,043)	(7,607)
Accrued liabilities and deferred income	6,371	(11,099)
Other non-current liabilities	(2,702)	1,668
Income taxes receivable	2,066	257
Income taxes payable	1,867	2,981

Net cash provided by operating activities	21,872	29,559

Cash flows from investing activities
Investment in property, plant and equipment	(10,137)	(16,584)
Proceeds from sale of property, plant and equipment	283	6
Purchase of intangible assets	(64)	(273)
Purchase of long-term investments	(63)	(63)
Sale of businesses, net of cash sold	4,985	—

Net cash used in investing activities	(4,996)	(16,914)

Cash flows from financing activities
Repayments of long-term debt	(1,153)	(10,121)
Purchase of treasury stock	(285)	—
Common shares issued under share based compensation plans	134	489
Tax effect of common shares exercised under share based compensation plans	34	205

Net cash used in financing activities	(1,270)	(9,427)

Change in cash and cash equivalents	15,606	3,218
Effect of exchange rate change on cash and cash equivalents	(7,765)	7,894
Cash and cash equivalents at beginning of period	149,663	99,842

Cash and cash equivalents at end of period	$157,504	$110,954

Other Financial Data (unaudited)

	Three months ended March 31,		Six months ended March 31,
	2009	2008	2009	2008
	$’000s		$’000s
Net income	$595	$10,929	$6,154	$27,914
Net interest expense	5,593	6,655	11,657	13,401
Provision for income taxes	364	4,579	2,362	11,821
Depreciation	4,792	4,236	9,400	8,029
Amortization	17,600	22,789	35,213	45,118

EBITDA	$28,944	$49,188	$64,786	$106,283

Supplemental Information

	Three months ended March 31,		Six months ended March 31,
	2009	2008	2009	2008
	$’000s		$’000s
Share-based compensation	$3,959	$3,838	$7,794	$7,498
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	4,034	(6,734)	6,325	(10,365)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	2,510	(4,419)	3,912	(6,529)

	$10,503	$(7,315)	$18,031	$(9,396)

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes gains/losses recorded in the periods presented relating to early extinguishment of debt, stock option grants, revaluation of the carrying value of the dollar-denominated exclusivity payment and borrowings where the functional currency is Euro, and the Schick acquisition. Sirona’s management believes that these items are either nonrecurring or noncash in nature, and should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.30799 and $1.49777 for the three months ended March 31, 2009 and 2008, respectively, and $1.31347 and $1.4730 for the six months ended March 31, 2009 and 2008, respectively.